Exhibit 3.2

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BRAG HOUSE HOLDINGS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 2022, AT 1:48 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6441119 8100 SR# 20220639765	Authentication: 202730877 Date: 02-22-22
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:48 PM 02/22/2022
FILED 01:48 PM 02/22/2022
SR 20220639765 - File Number 6441119

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

BRAG BOUSE HOLDINGS, INC.

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), Pacific Premier Bancorp, Inc., a Delaware corporation (hereinafter, the “Corporation”) adopts the following amendment to its Certificate of Incorporation:

FIRST: The name of the Corporation is Brag House Holdings, Inc.

SECOND: The Certificate of Incorporation of the Corporation is hereby amended to delete Section 4 in its entirety and replace it with the following:

4. The total number of shares of common stock which the Corporation is authorized to issue is Two Hundred Fifty Million (250,000,000), at a par value of $0.0001 per share, and the total number of shares of preferred stock which the Corporation is authorized to issue is Twenty-Five Million (25,000,000), at a par value of $0.0001 per share.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the DGCL, adopted resolutions authorizing and approving this Certificate of Amendment. Thereafter, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FOURTH: This Certificate of Amendment to the Certificate of Incorporation shall be effective upon filing with the Delaware Secretary of State.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this amendment on the 22nd day of February, 2022.

/s/ Lavell Juan Malloy II
Lavell Juan Malloy, II, President fund Chief Executive Officer